The Investment Company of America

December 31, 2015
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000’s omitted)
Class A	$964,849
Class B	$1,713
Class C	$15,215
Class F1	$40,913
Class F2	$35,900
Total	$1,058,590
Class 529-A	$34,966
Class 529-B	$227
Class 529-C	$4,033
Class 529-E	$1,090
Class 529-F1	$1,135
Class R-1	$775
Class R-2	$6,268
Class R-2E	$2
Class R-3	$11,961
Class R-4	$16,551
Class R-5	$15,178
Class R-5E*	$0
Class R-6	$92,906
Total	$185,092

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.6200
Class B	$0.3124
Class C	$0.3241
Class F1	$0.5891
Class F2	$0.6852
Class 529-A	$0.5805
Class 529-B	$0.2588
Class 529-C	$0.2967
Class 529-E	$0.4919
Class 529-F1	$0.6637
Class R-1	$0.3169
Class R-2	$0.3340
Class R-2E	$0.5003
Class R-3	$0.4822
Class R-4	$0.5980
Class R-5	$0.7067
Class R-5E	$0.2082
Class R-6	$0.7244

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,639,939
Class B	4,683
Class C	49,440
Class F1	73,835
Class F2	58,449
Total	1,826,346
Class 529-A	64,036
Class 529-B	737
Class 529-C	14,308
Class 529-E	2,349
Class 529-F1	1,825
Class R-1	2,492
Class R-2	19,189
Class R-2E	20
Class R-3	25,869
Class R-4	29,531
Class R-5	22,624
Class R-5E*	0
Class R-6	146,136
Total	329,116

Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$33.37
Class B	$33.29
Class C	$33.08
Class F1	$33.30
Class F2	$33.36
Class 529-A	$33.30
Class 529-B	$33.32
Class 529-C	$33.20
Class 529-E	$33.21
Class 529-F1	$33.27
Class R-1	$33.15
Class R-2	$33.18
Class R-2E	$33.33
Class R-3	$33.27
Class R-4	$33.29
Class R-5	$33.36
Class R-5E	$33.36
Class R-6	$33.36

* Amount less than one thousand